Exhibit 10.3.1
AMENDMENT
streetTRACKS® GOLD TRUST
PARTICIPANT UNALLOCATED BULLION ACCOUNT AGREEMENT
     This amendment (this “Amendment”), dated as of November 26, 2007, to the streetTRACKS® Gold Trust Participant Unallocated Bullion Account Agreement, dated                     , 20___, between HSBC Bank USA, National Association (the “Custodian”) and [Name of Authorized Participant] (the “Authorized Participant”) (the “Participant Unallocated Bullion Account Agreement”).
     WHEREAS, the Authorized Participant and the Custodian have hitherto entered into the Participant Unallocated Bullion Account Agreement and the same is currently in full force and effect; and
     WHEREAS, clause 13.4 of the Participant Unallocated Bullion Account Agreement provides that any amendment thereto shall be in writing signed by the Authorized Participant and the Custodian; and
     WHEREAS, the Authorized Participant and the Custodian wish to amend the definition of “Business Day” in clause 1.1 of the Participant Unallocated Bullion Account Agreement as provided herein in order to reflect the transfer of the principal listing of the streetTRACKS® Gold Trust and the trading of the streetTRACKS® Gold Shares (the “Shares”) from the New York Stock Exchange, Inc. to NYSE Arca, Inc. (“NYSE Arca”);
     NOW, THEREFORE, the Authorized Participant and the Custodian agree as follows:
     1. The definition of “Business Day” in clause 1.1 of the Participant Unallocated Bullion Account Agreement is hereby amended to read in its entirety as follows:
“Business Day” means a day other than (i) a day on which the Exchange (as defined in the Trust Indenture) is closed for regular trading or (ii), if the transaction involves the receipt or delivery of gold or confirmation thereof in the United Kingdom or in some other jurisdiction, (a) a day on which banking institutions in the United Kingdom or in such other jurisdiction, as the case may be, are authorized by law to close or a day on which the London gold market is closed or (b) a day on which banking institutions in the United Kingdom or in such other jurisdiction, as the case may be, are authorized to be open for less than a full business day or the London gold market is open for trading for less than a full business day and transaction procedures required to be executed or completed before the close of the business day may not be so executed or completed.

     2. The foregoing amendment shall be effective as of the date the Shares are listed on NYSE Arca.
     3. Except as modified by this Amendment, the Participant Unallocated Bullion Account Agreement shall remain unmodified and in full force and effect.
     4. This Amendment is governed by, and will be construed in accordance with, English law. The parties agree that the English courts are to have jurisdiction to settle any disputes or claims which may arise out of or in connection with this Amendment and, for these purposes, each party irrevocably submits to the non-exclusive jurisdiction of the English courts.
     5. Capitalized terms used but not defined in this Amendment shall have the meaning assigned to such terms in the Participant Unallocated Bullion Account Agreement.
     6. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but together shall constitute one and the same amendment. Facsimile signatures shall be acceptable and binding.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Custodian and the Authorized Participant have caused this Amendment to be executed as of the day and year first above written.

HSBC Bank USA, National Association

By:
Name:
Title:

[Name of Authorized Participant]

By:
Name:
Title:
[Signature Page to Amendment to
streetTRACKS®Gold Trust Participant Unallocated Bullion Account Agreement]